Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
November 7, 2024

PG&E Corporation Reports Strong Third-Quarter Results; Strengthens 2024 Guidance; Initiates 2025 Guidance; Grows 5-Year Capital Plan

OAKLAND — PG&E Corporation (NYSE: PCG) is on track to deliver solid financial results in 2024 and beyond:

•GAAP earnings were $0.27 per share for the third quarter of 2024, compared to earnings of $0.16 for the same period in 2023.
•GAAP earnings were $0.85 per share for the first nine months of 2024, compared to earnings of $0.62 per share for the same period in 2023.
•Non-GAAP core earnings were $0.37 per share for the third quarter of 2024, compared to earnings of $0.24 per share for the same period in 2023.
•Non-GAAP core earnings were $1.06 per share for the first nine months of 2024, compared to earnings of $0.76 per share for the same period in 2023.
•Updating 2024 EPS GAAP guidance to a range of $1.09 to $1.14 per share and narrowing 2024 non-GAAP core EPS guidance to a range of $1.34 to $1.37 per share.
•Adding $1 billion to 2024-2028 capital plan in response to growing customer demand; financing already in place through issuance of junior subordinated notes.
•Reaffirming no equity needs in 2024 and 2025-2028 equity needs of $3 billion.
•Initiating 2025 EPS guidance for GAAP earnings in the range of $1.30 to $1.36 and non-GAAP core earnings in the range of $1.47 to $1.51 per share.
•On October 28, 2024, the state Wildfire Fund made its second monthly payment to the Utility for Dixie fire claims in the amount of $34 million.

Operational progress during the third quarter of 2024 continues to focus on physical safety and delivery of affordable and resilient energy:

•Constructed 58 miles of underground powerlines and 66 miles of covered powerlines with stronger poles in the highest fire-risk areas, for a total of 120 miles and 113 miles, respectively, in the first nine months of 2024.
•Installed 14 new AI-enabled high-definition cameras for wildfire detection for a total of more than 630 across the system.
•Connected 2,889 new residential and business customers to our electric system, for a total of 8,073 in the first nine months of 2024.
•Installed more than 320 electric vehicle charging ports for a total of about 1,040 new ports installed during the first nine months of 2024.
•Supported the opening of California's largest landfill gas to renewable natural gas (RNG) plant. The facility is designed to produce about 1 billion cubic feet of RNG and reduce 62,000 metric tons of carbon emissions annually.
•Ranked No. 1 overall on the 2024 U.S. Utilities Decarbonization Index, compiled by the National Public Utilities Council. The report highlights the Utility’s clean electricity and emissions reduction progress toward a net-zero energy system in 2040.

“We continue to deliver for our hometowns through a foundation of safety for our customers. We’re building infrastructure for purpose—a clean, climate-resilient energy system that meets our state’s growing electric demand and is affordable for all,” said PG&E Corporation CEO, Patti Poppe.

2024 Guidance

PG&E Corporation is updating 2024 GAAP earnings guidance in the range of $1.09 to $1.14 per share (previously $1.11 to $1.17 per share). Factors driving GAAP earnings include costs related to unrecoverable interest expense of $285 million to $365 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, costs related to PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11, wildfire-related costs, and investigation remedies, partially offset by prior period net regulatory impact.

The guidance range for projected 2024 non-GAAP core earnings is narrowed to $1.34 to $1.37 per share (previously $1.33 to $1.37 per share). The guidance range for non-core items, which management does not consider representative of ongoing earnings, is $500 million to $540 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

2025 Guidance

PG&E Corporation is initiating 2025 GAAP earnings guidance in the range of $1.30 to $1.36 per share. Factors driving GAAP earnings include costs related to unrecoverable interest expense of $350 million to $400 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, costs related to PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, and investigation remedies, partially offset by prior period net regulatory impact.

The guidance range for projected 2025 non-GAAP core earnings is initiated at $1.47 to $1.51 per share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is $340 million to $380 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

Capital Plan

PG&E Corporation is increasing its 5-year capital investment plan by $1 billion for a total of $63 billion for 2024 through 2028. The incremental capital is driven by growing customer demand and has already been approved by the California Public Utilities Commission through Decision 24-07-008. The incremental capital has also already been financed through the recent issuance of junior subordinated notes and PG&E Corporation is reaffirming its 2025 to 2028 equity issuance guidance of $3 billion.

Financial Results

PG&E Corporation recorded third-quarter 2024 income available for common shareholders of $576 million, or $0.27 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $348 million, or $0.16 per share, for the third quarter of 2023.

The increase in GAAP results is primarily driven by an increase in customer capital investment, as approved in the 2023 General Rate Case final decision and which earns an equity return as approved in the cost of capital adjustment mechanism advice letter filing. Other drivers include non-fuel operating and maintenance savings achieved for various programs such as process improvements for inspections, as well as lower contract spend through strategic sourcing. Operating and maintenance savings are reinvested back into the business for various programs that support risk mitigation such as inspections and corrosion maintenance.

GAAP results were also impacted by a pre-tax charge of $75 million related to the 2019 Kincade fire for the three months ended September 30, 2024. PG&E Corporation and the Utility also recorded a pre-tax charge of $275 million related to the 2021 Dixie fire. This charge did not impact GAAP results as it was fully offset by probable recoveries from the Wildfire Fund.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings available for common shareholders.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $791 million, or $0.37 per share, in the third quarter of 2024, compared to earnings of $513 million, or $0.24 per share, during the same period in 2023.

The increase in quarter-over-quarter non-GAAP core earnings per share is primarily driven by similar factors to the GAAP results, including customer capital investment, and non-fuel operating and maintenance savings, net of amounts reinvested back into the business.

Non-core items, which management does not consider representative of ongoing earnings, totaled $215 million after tax, or $0.10 per share, in the third quarter of 2024, compared with $165 million after tax, or $0.08 per share, during the same period in 2023.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on November 7, 2024, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its third quarter 2024 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Third Quarter 2024 Earnings Call

When: Thursday, November 7, 2024 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through November 14th, 2024, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans, and strategies of PG&E Corporation and the Utility, including regarding earnings, operating cost savings, capital investments, and financings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2023, their most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Revenues
Electric	$4,538	$4,507	$13,048	$12,478
Natural gas	1,403	1,381	4,740	4,909
Total operating revenues	5,941	5,888	17,788	17,387
Operating Expenses
Cost of electricity	835	846	1,919	2,040
Cost of natural gas	89	158	822	1,348
Operating and maintenance	2,683	3,139	8,076	8,252
SB 901 securitization charges, net	33	346	33	908
Wildfire-related claims, net of recoveries	74	(32)	70	(35)
Wildfire Fund expense	139	219	295	453
Depreciation, amortization, and decommissioning	1,059	811	3,134	2,885
Total operating expenses	4,912	5,487	14,349	15,851
Operating Income	1,029	401	3,439	1,536
Interest income	156	154	495	409
Interest expense	(795)	(682)	(2,322)	(1,924)
Other income, net	83	62	241	213
Income (Loss) Before Income Taxes	473	(65)	1,853	234
Income tax provision (benefit)	(106)	(416)	15	(1,099)
Net Income	579	351	1,838	1,333
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$576	$348	$1,828	$1,323
Weighted Average Common Shares Outstanding, Basic	2,137	2,111	2,136	2,041
Weighted Average Common Shares Outstanding, Diluted	2,143	2,140	2,142	2,138
Net Income Per Common Share, Basic	$0.27	$0.16	$0.86	$0.65
Net Income Per Common Share, Diluted	$0.27	$0.16	$0.85	$0.62

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Third Quarter, 2024 vs. 2023

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2024	2023	2024	2023	2024	2023	2024	2023
PG&E Corporation’s earnings/EPS on a GAAP basis	$576	$348	$0.27	$0.16	$1,828	$1,323	$0.85	$0.62
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	100	157	0.05	0.07	212	326	0.10	0.15
Bankruptcy and legal costs (3)	9	47	—	0.02	34	81	0.02	0.04
Fire Victim Trust tax benefit net of securitization (4)	31	(46)	0.01	(0.02)	31	(185)	0.01	(0.09)
Investigation remedies (5)	21	3	0.01	—	41	20	0.02	0.01
Prior period net regulatory impact (6)	(6)	(6)	—	—	(17)	(17)	(0.01)	(0.01)
Strategic repositioning costs (7)	—	1	—	—	—	3	—	—
Tax-related adjustments (8)	—	—	—	—	70	—	0.03	—
Wildfire-related costs, net of recoveries (9)	60	9	0.03	—	66	73	0.03	0.03
PG&E Corporation’s non-GAAP core earnings/EPS (10)	$791	$513	$0.37	$0.24	$2,265	$1,624	$1.06	$0.76

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2024 and 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $139 million (before the tax impact of $39 million) and $295 million (before the tax impact of $83 million) during the three and nine months ended September 30, 2024, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

(3) PG&E Corporation and the Utility recorded costs of $12 million (before the tax impact of $3 million) and $47 million (before the tax impact of $13 million) during the three and nine months ended September 30, 2024, respectively, related to bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including legal and other costs.
(4) The Utility recorded costs of $42 million (before the tax impact of $11 million) and $43 million (before the tax impact of $12 million) during the three and nine months ended September 30, 2024, respectively, related to any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust, as well as the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization.

(5) Includes costs associated with the decision different for the OII related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Wildfires OII disallowance and system enhancements	$1	$5
Locate and mark OII system enhancements	1	2
Paradise restoration and rebuild	2	4
2020 Zogg fire settlement	20	34
Investigation remedies	$24	$45
Tax impacts	(3)	(4)
Investigation remedies (post-tax)	$21	$41

(6) The Utility recorded $8 million (before the tax impact of $2 million) and $24 million (before the tax impact of $7 million) during the three and nine months ended September 30, 2024, respectively, related to adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022.

(7) Includes one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model.

(8) PG&E Corporation recorded tax expense costs of $70 million during the nine months ended September 30, 2024 associated with the deductibility of certain customer bill credits issued in connection with the San Bruno natural gas explosion that occurred in 2010.

(9) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of recoveries, as shown below.

(in millions)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
2019 Kincade fire-related third-party claims	$75	$75
2019 Kincade fire-related costs	2	6
2020 Zogg fire-related insurance recoveries	—	(1)
2020 Zogg fire-related legal settlements	—	—
2021 Dixie fire-related legal settlements	5	12
Wildfire-related costs, net of recoveries	$82	$92
Tax impacts	(22)	(26)
Wildfire-related costs, net of recoveries (post-tax)	$60	$66

(10) “Non-GAAP core earnings” is a non-GAAP financial measure. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

PG&E Corporation’s 2024 and 2025 Earnings Guidance

	2024				2025
EPS guidance	Low		High		Low		High
Estimated EPS on a GAAP basis	~	$1.09	~	$1.14	~	$1.30	~	$1.36
Estimated non-core items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.13	~	0.13	~	0.10	~	0.10
Bankruptcy and legal costs (3)	~	0.03	~	0.01	~	0.02	~	0.01
SB 901 securitization (4)	~	0.01	~	0.01	~	0.01	~	0.01
Investigation remedies (5)	~	0.03	~	0.03	~	0.03	~	0.03
Prior period net regulatory impact (6)	~	(0.01)	~	(0.01)	~	(0.01)	~	(0.01)
Tax-related adjustments (7)		0.03		0.03		—		—
Wildfire-related costs, net of recoveries (8)	~	0.03	~	0.03	~	0.01	~	0.01
Estimated EPS on a non-GAAP core earnings basis	~	$1.34	~	$1.37	~	$1.47	~	$1.51

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2024 and 2025, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Non-GAAP Financial Measures below.

(2) “Amortization of Wildfire Fund contribution” represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

	2024				2025
(in millions)	Low guidance range		High guidance range		Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$375	~	$375	~	$310	~	$310
Amortization of Wildfire Fund contribution	~	$375	~	$375	~	$310	~	$310
Tax impacts	~	(105)	~	(105)	~	(87)	~	(87)
Amortization of Wildfire Fund contribution (post-tax)	~	$270	~	$270	~	$223	~	$223

(3) “Bankruptcy and legal costs” consists of legal and other costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing.

	2024				2025
(in millions)	Low guidance range		High guidance range		Low guidance range		High guidance range
Legal and other costs	~	$90	~	$45	~	$65	~	$20
Bankruptcy and legal costs	~	$90	~	$45	~	$65	~	$20
Tax impacts	~	(25)	~	(13)	~	(18)	~	(6)
Bankruptcy and legal costs (post-tax)	~	$65	~	$32	~	$47	~	$14

(4) “SB 901 securitization” includes the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by net operating loss monetization. Also included are any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust.

		2024				2025
(in millions)	Low guidance range		High guidance range		Low guidance range		High guidance range
SB 901 securitization charge	~	$35	~	$35	~	$35	~	$35
SB 901 securitization	~	$35	~	$35	~	$35	~	$35
Tax impacts	~	(10)	~	(10)	~	(10)	~	(10)
SB 901 securitization (post-tax)	~	$25	~	$25	~	$25	~	$25

(5) “Investigation remedies” includes costs related to the Paradise restoration and rebuild, the Wildfires OII decision different, the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, and the locate and mark OII system enhancements.

	2024				2025
(in millions)	Low guidance range		High guidance range		Low guidance range		High guidance range
2020 Zogg fire settlement	~	$60	~	$60	~	$60	~	$60
Wildfires OII disallowance and system enhancements	~	10	~	10	~	30	~	30
Paradise restoration and rebuild	~	5	~	5	~	5	~	5
Locate and mark OII system enhancements	~	5	~	5	~	—	~	—
Investigation remedies	~	$80	~	$80	~	$95	~	$95
Tax impacts	~	(21)	~	(21)	~	(27)	~	(27)
Investigation remedies (post-tax)	~	$59	~	$59	~	$68	~	$68

(6) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

	2024				2025
(in millions)	Low guidance range		High guidance range		Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(35)	~	$(35)	~	$(20)	~	$(20)
Prior period net regulatory impact	~	$(35)	~	$(35)	~	$(20)	~	$(20)
Tax impacts	~	10	~	10	~	6	~	6
Prior period net regulatory impact (post-tax)	~	$(25)	~	$(25)	~	$(14)	~	$(14)

(7) “Tax-related adjustments” includes tax expense costs associated with the deductibility of certain customer bill credits issued in connection with the San Bruno natural gas explosion that occurred in 2010. The after-tax low and high non-core guidance range is $70 million for 2024.

(8) “Wildfire-related costs, net of recoveries” includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of recoveries.

	2024				2025
(in millions)	Low guidance range		High guidance range		Low guidance range		High guidance range
2019 Kincade fire-related third-party claims	~	$75	~	$75	~	$—	~	$—
2019 Kincade fire-related costs	~	10	~	10	~	10	~	10
2020 Zogg fire-related legal settlements	~	5	~	5	~	5	~	5
2020 Zogg fire-related insurance recoveries	~	(5)	~	(5)	~	(5)	~	(5)
2021 Dixie fire-related legal settlements	~	15	~	15	~	20	~	20
Wildfire-related costs, net of recoveries	~	$100	~	$100	~	$30	~	$30
Tax impacts	~	(28)	~	(28)	~	(8)	~	(8)
Wildfire-related costs, net of recoveries (post-tax)	~	$72	~	$72	~	$22	~	$22

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2026-2028, PG&E Corporation is unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.